Exhibit 99.1

Skillsoft Announces NYSE Acceptance of Continued Listing Compliance Plan

BOSTON — July 8, 2026 — Skillsoft (NYSE: SKIL), a leading AI-native skills management platform, today announced that the New York Stock Exchange (“NYSE”) has accepted the Company’s business plan to regain compliance with NYSE continued listing standard 802.01B. “We are pleased that the NYSE has accepted our plan to regain compliance with its continued listing standards,” said Ron Hovsepian, Chief Executive Officer. “With continued support and oversight of our board of directors, we remain focused on executing our strategy, strengthening operating performance, and positioning Skillsoft to deliver long-term value for our stockholders.”

As previously disclosed, on March 30, 2026, the Company received a notice from the NYSE on March 26, 2026, that the Company was not in compliance with NYSE listing standard 802.01B because at such time the Company’s average global market capitalization over a consecutive 30 trading-day period was less than $50 million and stockholders’ equity was less than $50 million.

Based upon a review of the compliance plan and information submitted by the Company, the NYSE has accepted the submission. In accordance with NYSE rules, the Company will now have until September 26, 2027, to regain compliance with the continued listing standards. The Company’s common stock will continue to be listed on the NYSE during such time, subject to the Company’s compliance with other continued listing standards. The Company will also be subject to quarterly monitoring by the NYSE for compliance with the plan. If the Company fails to comply with the plan or does not meet the continued listing standards at the end of the cure period, it will be subject to the prompt initiation of NYSE suspension and delisting procedures.

About Skillsoft

Skillsoft (NYSE: SKIL) is a global leader in skills management for the human + AI era. The AI-native Skillsoft platform gives a clear view of workforce capability, closes critical skill gaps, and proves the impact of skills on business outcomes. With Skillsoft, organizations can build AI-ready teams, lower the cost and time of workforce development, and reduce execution risk as work continues to change. Thousands of organizations worldwide trust Skillsoft to power workforce readiness. Learn more at skillsoft.com.

Forward-Looking Statements

This press release includes statements that are, or may be deemed to be, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. For all such statements, we claim the protection of the safe harbor for forward-looking statements provided by such sections and the Private Securities Litigation Reform Act of 1995, where applicable. All statements, other than statements of historical facts, are forward-looking statements. These forward-looking statements include, but are not limited to, statements that address activities, events or developments that we expect or anticipate may occur in the future, including statements with respect to the Company’s ability to execute the business plan accepted by the NYSE, the Company’s ability to regain and maintain compliance with the continued listing standards of the NYSE, market conditions and their impact on the trading price of the common stock and the Company’s ability to successfully implement our plans, strategies, objectives, and our expectations and intentions. Forward-looking statements may, without limitation, be preceded by, followed by, or include words such as “may,” “will,” “would,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “contemplate,” “continue,” “project,” “forecast,” “seek,” “outlook,” “target,” “goal,” “objective,” “potential,” “possible,” “probably,” or similar expressions, employ such future or conditional verbs as “may,” “might,” “will,” “could,” “should,” or “would,” or may otherwise be indicated as forward-looking statements by grammatical construction, phrasing or context. Such statements are based upon the current beliefs and expectations of Skillsoft’s management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements. All forward-looking disclosures are speculative by their nature, and we caution you against unduly relying on these forward-looking statements.

Factors, many of which are beyond our control, that could cause or contribute to such differences include those described under “Part I - Item 1A. Risk Factors” and “Part II, Item 7 - Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Form 10-K for the fiscal year ended January 31, 2026 (“2026 Form 10-K”). These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements included in the 2026 Form 10-K, in this report and in our other periodic filings with the SEC. The forward-looking statements contained in this document represent our estimates only as of the date of this report and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update these forward-looking statements in the future, we specifically disclaim any obligation to do so, whether to reflect actual results, changes in assumptions, changes in other factors affecting such forward-looking statements, or otherwise, except as required by law. You are advised, however, to review any further factors and risks we describe in reports we file from time to time with the SEC after the date hereof. Although we believe that the assumptions underlying our forward-looking statements are reasonable, any of these assumptions, and therefore also the forward-looking statements based on these assumptions, could themselves prove to be inaccurate. Given the significant uncertainties inherent in the forward-looking statements included in this report, our inclusion of this information is not a representation or guarantee by us that our objectives and plans will be achieved.

All forward-looking statements contained herein are expressly qualified in their entirety by the foregoing cautionary statements.

Investors
Ross Collins
SKIL@alpha-ir.com

Media
Skillsoft PR
PR@skillsoft.com